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                                                                   EXHIBIT 99.4

PANENERGY CORP AND SUBSIDIARIES
CONSOLIDATED QUARTERLY FINANCIAL DATA

                                                                                                   QUARTERS ENDED
                                                                               -------------------------------------------------
1996                MILLIONS, EXCEPT PER SHARE AMOUNTS                           MARCH 31      JUNE 30     SEPT. 30      DEC. 31
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
INCOME              Operating revenues                                           $1,712.6     $1,436.1     $1,832.0     $2,556.1
                    Operating expenses                                            1,499.4(1)   1,266.3      1,662.8      2,350.7(2)
                                                                               -------------------------------------------------
                    Operating income                                                213.2        169.8        169.2        205.4
                    Other income, net of deductions                                   8.8         14.3         27.3          6.5
                                                                               -------------------------------------------------
                    Earnings before interest and tax                                222.0        184.1        196.5        211.9
                    Interest expense                                                 58.3         55.8         57.1         53.9
                                                                               -------------------------------------------------
                    Earnings before minority interest and income tax                163.7        128.3        139.4        158.0
                    Minority interest                                                  --           --          2.2          4.0
                    Income tax                                                       61.9         48.5         51.1         60.6
                                                                               -------------------------------------------------
                    Income before extraordinary item                                101.8         79.8         86.1         93.4
                    Extraordinary item, net of tax                                     --           --           --        (16.7)
                                                                               -------------------------------------------------
                    Net income                                                    $  101.8(1) $   79.8     $   86.1     $   76.7(2)
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COMMON              Average common shares outstanding                               150.5        150.8        151.0        151.1
SHARES              Earnings per common share
                      Before extraordinary item                                  $   0.68     $   0.53     $   0.57     $   0.62
                      Net income                                                     0.68         0.53         0.57         0.51
================================================================================================================================

1995
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INCOME              Operating revenues                                           $1,232.1     $1,283.3     $1,133.7     $1,318.4
                    Operating expenses                                            1,055.4      1,122.3        975.1      1,146.0
                                                                               -------------------------------------------------
                    Operating income                                                176.7        161.0        158.6        172.4
                    Other income, net of deductions                                  20.1         10.3         23.8         12.2
                                                                               -------------------------------------------------
                    Earnings before interest and tax                                196.8        171.3        182.4        184.6
                    Interest expense                                                 58.0         59.0         59.4         57.3
                                                                               -------------------------------------------------
                    Earnings before income tax                                      138.8        112.3        123.0        127.3
                    Income tax                                                       54.7         44.8         49.4         48.9
                                                                               -------------------------------------------------
                    Net income                                                   $   84.1     $   67.5     $   73.6     $   78.4
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COMMON              Average common shares outstanding                               149.2        149.5        149.9        150.1
SHARES              Earnings per common share                                    $   0.56     $   0.45     $   0.49     $   0.52
================================================================================================================================



(1) Includes a $17 million work-force reduction charge ($11 million after tax).
(2) Includes expenses incurred of $7.6 million (before and after tax) for the pending merger with Duke Power Company.